UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  June 1, 2009

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On June 1, 2009, TRC Companies, Inc. (the “Company”) entered into the Stock Purchase Agreement and the Registration Rights Agreement and on May 29, 2009 filed the Certificate of Designation, all of which are described in Item 3.02 below, which descriptions are incorporated into this Item 1.01 by reference.

Also as of June 1, 2009, the Company and certain of its subsidiaries (together “TRC”), the lenders thereunder (the Lenders”) including Wells Fargo Foothill, Inc. (“WFF”) as arranger and administrative agent entered into the Fourteenth Amendment to the Revolving Credit Agreement.  The Amendment modifies certain of the terms under the Credit Agreement by and among TRC and the lenders dated as of July 17, 2006 by adding a $15 million syndication reserve which reduces the maximum revolver amount from $50 to $35 million. The syndication reserve will be reduced or eliminated, subject to WFF completing a successful syndication to replace former additional lender, Textron Financial Corporation (“Textron”). In December 2008, Textron announced a plan to exit the commercial finance businesses, including their asset based lending and structured capital segments.

In addition, the Amendment modifies certain other terms under the Credit Agreement by, among other things, increasing the letter of credit issuance limit; reducing minimum interest rates; increasing the applicable borrowing rate spreads; amending the EDITDA definition and resetting EBITDA covenants for fiscal 2009, 2010 and 2011; adding a minimum fixed charge coverage ratio covenant; amending the borrowing base definition; and amending certain other definitions and schedules.

Item 3.02.              Unregistered Sales of Equity Securities.

On June 1, 2009, the Company agreed to issue and sell 7,209.302 shares of a new Series A Convertible Preferred stock, $0.10 par value (the “Preferred Stock”), for $2,150 per share (the “Private Placement”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company and three of its existing shareholders (the “Investors”).  The Private Placement resulted in $15.5 million in gross proceeds that will be used for general purposes, to reduce borrowings under our Revolving Credit Agreement, and to increase the Company’s tangible net worth to a level which will support project bonding capacity.  The Private Placement was made pursuant to the exemption from registration provided in Regulation D, Rule 506, under Section 4 (2) of the Securities Act of 1933 as amended (the “Act”).  Each of the Investors is an “accredited investor” within the meaning of Rule 501 (a) under the Act.

Eighteen months following the closing of the sale of the Preferred Stock, and subject to prior shareholder approval, each share of the Preferred Stock will automatically convert into 1,000 shares of common stock, or an aggregate of $7,290,302 shares of common stock subject to adjustment for splits and recapitalization, and subject to other anti-dilution protection.  Prior to conversion, holders of the Preferred Stock will be entitled to receive, in preference to holders of common stock or other preferred stock, in the event of a liquidation or sale of the Company, the greater of (i) the original purchase price for the Preferred Stock plus (in the event shareholder approval of the common stock to be issued upon conversion has not yet occurred) an accretion factor of 15% per annum (non-compounding and pro-rated for any partial year); or (ii) the amount they would have received if the Preferred Stock had been converted to common stock immediately prior to the transaction.

We will be calling a Special Shareholders’ Meeting for the shareholders to vote on the issuance of common stock upon conversion of the Preferred Stock as provided under rules of the New York Stock Exchange.

Sales of the stock issued in the transaction are restricted for 18 months following the closing of the Private Placement, except in the case of and in connection with a liquidation or sale of the Company.  To the extent the Company declares dividends on its Common Stock, the holders of the Preferred Stock would receive dividends they would have received had the common stock been converted.  Each share of Preferred Stock is entitled to the number of votes equal to the number of shares into which it would be converted subject to a conversion cap based on New York Stock Exchange Rules.  The Company entered into a Registration Rights Agreement with the Investors pursuant to which the stock is subject to registration rights at any time following the expiration of the 18 month restricted period that the Company is eligible to register shares on Form S-3 provided that a minimum of $2,500,000 worth of shares shall be included in such registration and that the Company shall not be obligated to undertake more than two such registrations in any 12-month period.  The holders of Preferred Stock shall be entitled to appoint one director to the Company’s Board of Directors.  In addition, in connection with the transaction, Federal Partners L.P. extended the term of the $5 million subordinated loan currently due to mature on July 19, 2009 until July 19, 2012 on its current terms.  Federal Partners is an affiliate of The Clark Estates, Inc. and is an investor in the Private Placement.

An independent Committee of the Company’s Board of Directors approved the transaction after receiving independent legal and financial advice.

The foregoing summary of the Private Placement, the Stock Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designation is not intended to be exhaustive and is qualified in its entirety by reference to both the Stock Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1, the Registration Rights Agreement, a copy of which is attached to this report as Exhibit 4.1, the terms of which are incorporated into this Item 3.02 by reference, and the Certificate of Designation, a copy of which is attached to this report as Exhibit 3.1, the terms of which are incorporated into this Item 3.02 by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.02 is hereby incorporated by reference.  The Certificate of Designation, which authorizes a total of 7,209.302 shares of Series A Convertible Preferred Stock, was filed with the Delaware Secretary of State on May 29, 2009 and was effective upon filing.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

3.1	Form of Certificate of Designation of Series A Convertible Preferred Stock.

4.1	Registration Rights Agreement, dated as of June 1, 2009, by and among the Registrant and the stockholders named therein.

10.1	Stock Purchase Agreement, dated as of June 1, 2009, by and among the Registrant and the purchasers named therein.

10.11.14	Fourteenth Amendment to the Revolving Credit Agreement dated as of June 1, 2009.

99.1	Press Release dated June 1, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2009	TRC Companies, Inc.

	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer